UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 13, 2010, at our 2010 annual meeting of shareholders, our shareholders approved an amendment to our Amended and Restated 2006 Stock and Option Plan increasing the number of shares of our common stock available for grant under the plan by 12,000,000.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2010, Roger W. Brimblecombe retired from our board of directors.

Item 5.07.  Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on May 13, 2010.  Our shareholders elected Joshua Boger, Charles A. Sanders and Elaine S. Ullian to serve on our board of directors until the annual meeting of shareholders to be held in 2013. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Non-votes
Joshua Boger	161,923,877	1,006,384	10,695,672
Charles A. Sanders	160,722,441	2,207,820	10,695,672
Elaine S. Ullian	160,768,731	2,161,530	10,695,672

In addition, our shareholders approved (i) an amendment to our Amended and Restated 2006 Stock and Option Plan to increase the number of shares of common stock authorized for issuance thereunder by 12,000,000 and (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. The tabulation of votes with respect to these two proposals was as follows:

	For	Against	Abstain	Non-Votes
Amendment to Our Amended and Restated 2006 Stock and Option Plan	100,098,706	62,801,899	29,656	10,695,672
Ratification of Our Independent Registered Public Accounting Firm	173,500,693	76,365	48,875	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 17, 2010	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel